Exhibit 99.1

Luminex Corporation Announces Initiation of Cash Dividend

AUSTIN, Texas (February, 21, 2017) - Luminex Corporation (NASDAQ:LMNX) (the “Company”) today announced that its board of directors has authorized the initiation of a quarterly cash dividend to its shareholders, the first in the company’s history. This initial cash dividend will be payable on April 14, 2017 to shareholders of record as of the close of business on March 24, 2017.

The board of directors intends for the Company to pay a regular quarterly cash dividend of $0.06 to holders of its common stock, representing a planned annual dividend of $0.24 per share. The declaration of any future dividend is subject to the discretion of the Company’s board of directors. Future dividends will be funded by current cash balances and future cash flows from operations and is designed to preserve the Company's financial flexibility to invest in future growth opportunities.

“Effective capital deployment is an important part of our strategy for creating shareholder value,” said Homi Shamir, President and Chief Executive Officer of Luminex Corporation. “Acquisitions have been an important part of our strategy and we will continue to pursue opportunities that generate sustainable growth. Today's actions reflect our confidence in the Company's strategy, and are a result of our strong operating results in 2016 and our 2017 outlook that includes an attractive pipeline of innovative technology, and continued solid financial performance with continued strong cash flow generation. I am delighted to make this announcement for our shareholders and am confident that we are retaining the flexibility to pursue future strategic opportunities.”

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings, projected 2017 performance, including revenue guidance, including the revenue contribution from our recently completed acquisition of Nanosphere, Inc. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex' products and technology in development, including ARIES®, Verigene® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex' revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex' technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex' partners and end users and their ability to finance purchases of Luminex' products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex' assay products, Luminex' ability to obtain and enforce intellectual property protections on Luminex' products and technologies, risks and uncertainties associated with implementing Luminex' acquisition strategy, including Luminex' ability to obtain financing, Luminex' ability to integrate acquired companies or selected assets into Luminex' consolidated business operations, and the ability to recognize the benefits of Luminex' acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex' ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex' management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex' manufacturing operations, competition and competitive technologies utilized by Luminex' competitors, Luminex' ability to successfully launch new products in a timely manner, Luminex' increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex' operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex' strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex' foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex's Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2017 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Contacts:        Harriss T. Currie                    Matthew Scalo
Sr. Vice President, Finance and Chief Financial Officer    Sr. Director, Investor Relations
512-219-8020                    512-219-8020

hcurrie@luminexcorp.com                 mscalo@luminexcorp.com